UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2018 (June 30, 2018)

WARRIOR MET COAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-38061 (Commission File Number)	81-0706839 (I.R.S Employer Identification No.)
16243 Highway 216 Brookwood, Alabama (Address of principal executive offices)		35444 (Zip Code)
Registrant's telephone number, including area code: (205) 554-6150

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Effective June 30, 2018, the employment of Michael T. Madden, the Chief Commercial Officer of Warrior Met Coal, Inc. (the “Company”), was terminated by mutual agreement with the Company. Mr. Madden will serve as a consultant to the Company through December 31, 2018. The sales and marketing activities of the Company will be performed under the leadership of Charles Lussier, the Vice President of Sales and Marketing, who joined the Company in March 2018.

(e)    In connection with Mr. Madden’s transition to a consultant role on July 1, 2018, the Company and Mr. Madden entered into a Consulting Agreement, dated July 1, 2018 (the “Consulting Agreement”), and a Separation Agreement, General Release, and Waiver, dated June 30, 2018 (the “Separation Agreement”).

Pursuant to the Consulting Agreement, Mr. Madden will provide various consulting services to the Company as requested by the Chief Executive Officer and other senior officers of the Company from July 1, 2018 to December 31, 2018. As compensation for such consulting services, the Company will pay Mr. Madden (i) a monthly retainer in the amount of $10,000 and (ii) an additional $1,000 per day for each day that he is required to travel to and provide services for the Company’s clients, payable in accordance with the customary accounts payable practices of the Company. Additionally, Mr. Madden may be entitled to receive, in the sole discretion of the Compensation Committee of the Board of Directors, an amount equal to the pro rata portion of the annual cash incentive award that Mr. Madden would have been eligible to receive had he remained an employee of the Company through December 31, 2018. The Consulting Agreement contains standard ongoing confidentiality, non-solicitation and non-competition restrictions. The non-solicitation restrictions remain in place for 24 months following termination of the consulting engagement, and the non-competition restrictions remain in place for 12 months following termination of the consulting engagement.

Under the terms of the Separation Agreement, the Company will provide Mr. Madden with the severance benefits set forth in Section 4(a) of the Employment Agreement, dated March 31, 2016, between Mr. Madden and the Company, in exchange for Mr. Madden’s execution of a general release against the Company.

The foregoing descriptions of the Consulting Agreement and the Separation Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Consulting Agreement and the Separation Agreement, which are filed as exhibits to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit
10.1	Consulting Agreement, dated July 1, 2018, by and between Warrior Met Coal, Inc. and Michael T. Madden
10.2	Separation Agreement, General Release, and Waiver, dated June 30, 2018, by and between Warrior Met Coal, Inc. and Michael T. Madden

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warrior Met Coal, Inc.

Date: July 6, 2018	By:	/s/ Dale W. Boyles
Dale W. Boyles
Chief Financial Officer

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